SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) June 14,2005



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


                New York                   13-3131650
(State or other jurisdiction of             (I.R.S. Identification Number)
Employer incorporation or organization)


               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Purchase Agreement

On June 14, 2005, Kenneth Cole Productions, Inc. (the "Company") issued a press release announcing that the Company has made a $6 million investment in Bernard Chaus, Inc. ("Chaus"). The Company and Chaus entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated June 13, 2005, pursuant to which the Company purchased six million (6,000,000) shares of Chaus common stock for an aggregate purchase price of six million dollars ($6,000,000). The Stock Purchase Agreement provides the
Company with one demand and one piggy-back registration right. The press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

In addition, on June 14, 2005, the Company announced that it has also entered into a new license agreement ("License Agreement") with Chaus, dated June 13, 2005. The License Agreement grants Chaus an exclusive license to design, manufacture, sell and distribute women's sportswear under the Company's trademark, "KENNETH COLE REACTION", in women's better sportswear departments of approved department stores and approved specialty retailers. The licensed territory is the United States. The initial term of the License Agreement expires on December 31, 2010. Chaus has the option to renew the License Agreement for an additional term of three years if it meets specified sales targets and is in compliance with the agreement. The License Agreement provides that the Company receives payment of specified royalties on net sales. The License Agreement also requires Chaus to achieve certain minimum sales levels, to pay certain minimum royalties and to maintain a minimum net worth. Chaus is also obligated to pay specified percentages of net sales to support advertising and to expend a total of $4 million in the period ending December 31, 2007 to support the initial launch of the Licensed Products.

The Company also announced that Paul Davril, Inc., ("PDI") its longtime "KENNETH COLE NEW YORK" licensee, would be launching "KENNETH COLE REACTION" men's sportswear in Spring 2006. The parties amended their existing License Agreement to add "KENNETH COLE REACTION" as a new licensed mark. The License Agreement provides that the Company receives payment of specified royalties on net sales. The License Agreement also requires PDI to achieve certain minimum sales levels and to pay certain minimum royalties.

The press release is attached hereto as Exhibit 99.1.


Item 9.01 Financial Statements and Exhibits

     (c) Exhibits:

       99.1 Press Release dated June 14, 2005

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.



                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: June 14, 2005          By:     /s/ DAVID P. EDELMAN
                              Name:   David P. Edelman
                              Title:  Chief Financial Officer

Exhibit Index

Exhibit No.                   Description

     99.1                      Press Release date June 14, 2005



Company Contact:                      Investor Relations Contact:
David Edelman                         James R. Palczynski
Chief Financial Officer               Principal
Kenneth Cole Productions, Inc.        Integrated Corporate Relations, Inc.
(212) 265-1500                        (203) 682-8229

KENNETH COLE PRODUCTIONS, INC. AND BERNARD CHAUS, INC. SIGN
LICENSING AGREEMENT FOR KENNETH COLE REACTION WOMEN'S
SPORTSWEAR

PAUL DAVRIL, INC. TO LAUNCH KENNETH COLE REACTION MEN'S
SPORTSWEAR


New York, New York, June 14th, 2005 - Kenneth Cole Productions, Inc. (NYSE:KCP) and Bernard Chaus, Inc. (CHBD:
OB) announced today that they have signed a licensing agreement for Chaus to manufacture and sell women's sportswear under the Kenneth Cole Reaction label. Kenneth Cole Productions also announced that Paul Davril, Inc., its longtime Kenneth Cole New York licensee, would be launching Kenneth Cole Reaction men's sportswear. The launches represent a major step in the Kenneth Cole Productions' strategic initiative to build Kenneth Cole Reaction as a full lifestyle brand and to elevate the positioning of the Kenneth Cole New York brand. Both the women's and men's
Kenneth Cole Reaction sportswear lines will be available commencing with Spring 2006 deliveries.

Paul Blum, President of Kenneth Cole Productions, said, "We are pleased to welcome Chaus, a leader in sourcing and design, to our group of licensing partners. Adding Kenneth Cole Reaction women's and men's sportswear to our existing classifications will continue our expansion strategy and enable us to achieve our corporate goals of creating a full Kenneth Cole Reaction lifestyle brand. We also look forward to building on our strong relationship with Paul Davril, Inc. and are enthusiastic about the opportunity to expand on their well-demonstrated capabilities to build a significant Kenneth Cole Reaction men's sportswear business. We are also excited about the repositioning of our Kenneth Cole New York sportswear, which we believe will take our brand and business to the next level."

Under the women's sportswear agreement, Chaus will produce and distribute Kenneth Cole Reaction women's sportswear, which will be sold nationwide at major retail department stores and select specialty stores. The collection will offer high-quality fabrications and styling at better price points. Chaus will ship the first deliveries of Kenneth Cole Reaction women's sportswear for Spring 2006. The companies also announced that, in connection with the licensing agreement, Kenneth Cole Productions Inc. has made a $6 million equity investment in 6 million newly issued shares of Chaus common stock.

Josephine Chaus, Chairwoman and Chief Executive Officer of Chaus, stated, "We are very excited about the opportunity to partner with Kenneth Cole and his talented team to develop and launch Kenneth Cole Reaction women's sportswear. Kenneth is among the most creative designers and marketers in our industry today, and the Kenneth Cole Reaction brand name is exceptionally well known and respected. We are delighted that, in addition to signing the license agreement, Kenneth Cole Productions has demonstrated its confidence in our capabilities and potential by investing in our stock. We look forward to using our expertise to build the new line and capitalize on its immense potential."

Under the men's sportswear agreement, Paul Davril Inc., will be launching Kenneth Cole Reaction sportswear for Spring 2006. PDI has been the licensee for Kenneth Cole New York men's sportswear since 1997 and expanded into Kenneth Cole New York women's sportswear last year. The launch of Kenneth Cole Reaction sportswear will allow Paul Davril, Inc. to elevate the positioning of the Kenneth Cole New York men's and women's sportswear collections. These collections are expected to deliver higher levels of design and quality, consistent with the successful Kenneth Cole New York footwear and accessory strategies. Kenneth Cole New York sportswear will be sold in a more exclusive distribution and at more contemporary price points.

About Kenneth Cole Productions, Inc.
Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the brand names "Kenneth Cole New York," "Kenneth Cole Reaction," "Unlisted, a Kenneth Cole Production," and "Tribeca, a Kenneth Cole Production," as well as footwear under the licensed trademark "Bongo." The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, timepieces, eyewear, and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct-to-consumer catalogs and e-commerce. Further information can be found at www.KennethCole.com <http://www.KennethCole.com>.

About Bernard Chaus, Inc.
Bernard Chaus, Inc. designs, sources and markets an extensive range of women's career and casual sportswear, principally under the Josephine Chaus, Chaus, Cynthia Steffe and Cynthia Cynthia Steffe trademarks, as well as private label. The Company's products are sold nationwide through department store chains, specialty retailer and other
outlets.    Further   information   can    be    found    at
www.BernardChaus.com.